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                          Coastal Physician Group, Inc.

                 (Name of Registrant as Specified In Its Charter)

                          Coastal Physician Group, Inc.

                    (Name of Person(s) Filing Proxy Statement)

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         NEWS RELEASE        [COASTAL PHYSICIAN GROUP, INC. Letterhead]


         FOR IMMEDIATE RELEASE    CONTACT:  Robert P. Borchert
                                            Senior Vice President
                                            919-383-0355

                  INDEPENDENT SHAREHOLDER ADVISORY FIRM ENDORSES
               MANAGEMENT IN COASTAL PHYSICIAN GROUP PROXY CONTEST

         DURHAM, NC, September 20, 1996 -- Coastal Physician Group, Inc. (NYSE: DR) announced today that Institutional Shareholder Services, Inc. has recommended that its clients vote for the Coastal management slate of directors at the Coastal Physician Group Annual Meeting of Shareholders scheduled for next Friday, September 27 at 9:00 a.m. local time.

         Institutional Shareholder Services (ISS), based in Bethesda, Maryland, is the leading independent advisor to several hundred institutional investors in the areas of proxy contests, corpo-rate governance and other shareholder-related issues.

         ISS published its report on September 19 following a face-to-face meeting with the former CEO of Coastal, Dr. Steven Scott, his nominees to the board and another former Coastal executive, during which time they had the opportunity to express their views regarding Coastal. ISS also interviewed Coastal Chief Executive Joseph Piemont and other senior Coastal executives.

         The ISS report states that "we believe the strategic plan set forth by management is necessary to maintain Coastal as a via-ble entity given the company's financial position."

         ISS goes on to say, "... we believe the sale of assets is nec-essary to service the impending debt payment, and the fortifi-cation of the company's core assets will benefit the company in the long run ... Because management is open to the possibility of a sale of the entire company, we believe that its strategy ... will help the company avoid default on its debt obligations and enhance the position of Coastal ..."

         The report concludes, "we recommend that shareholders vote in favor of management's nominees to the board."

         Jacque J. Sokolov, M.D., Coastal Physician Group's Chairman of the Board, commented: "We are pleased that ISS has endorsed our plans to elect directors committed to the continued imple-mentation of our comprehensive plan, which we believe is only enhancing the value of our organization by reducing our indebt-edness and improving the operation of our businesses. If re-elected, our nominees look forward to working with the Coastal management team in order to maximize value in the near term for all Coastal shareholders."

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